UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2023

NABORS INDUSTRIES LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32657	98-0363970
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House 4 Par-la-Ville Road Second Floor Hamilton, HM08 Bermuda	N/A
(Address of principal executive offices)	(Zip Code)

(441) 292-1510

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common shares	NBR	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On June 21, 2023, William Restrepo, the Chief Financial Officer of Nabors Industries Ltd. (the “Company”) attended the J.P. Morgan Energy Conference, where he participated in a “fireside chat” and one-on-one meetings with industry analysts and investors. Mr. Restrepo mentioned that in the Lower 48, a portion of the Company's U.S. Drilling segment, activity in the oil basins may fall short of previous expectations provided by the Company. He also noted that the Company expects EBITDA in its Drilling Solutions segment to increase to $150 million for the full year 2023. He commented that despite the softer market in the Lower 48, the Company is still targeting $400 million in free cash flow for the full year 2023 and that an additional $50 million reduction in capex for 2023 will help the Company offset the unfavorable trend in the Lower 48 market.

The Company does not intend to update this information or release similar information in the future.

Note Regarding Presentation of Non-GAAP Financial Measures

The Company references EBITDA and free cash flow in this Item 7.01, which are not financial measures in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies.

The Company uses EBITDA and free cash flow along with other non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance and liquidity by excluding certain expenses that may not be indicative of the Company’s ongoing core business operating results and illustrating the Company’s ability to generate cashflow to generate future growth and/or to pay down debt. The Company’s management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance and when analyzing historical performance and liquidity and planning, forecasting, and analyzing future periods.

The Company has not reconciled guidance for such forward-looking non-GAAP measures to their most directly comparable GAAP measures because the items that impact such measures are not within the Company’s control or cannot be reasonably predicted.

Forward-Looking Statements

This Item 7.01 contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding our financial outlook for second, third and fourth fiscal quarters of the fiscal year ending December 31, 2023, as well as statements regarding our financial outlook for the fiscal year ending December 31, 2023. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the caption “Risk Factors” and elsewhere in our filings with the U.S. Securities and Exchange Commission, including, without limitation, the Annual Report on Form 10-K filed with the SEC on February 9, 2023 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023 filed with the SEC on April 27, 2023. All information provided in this Item 7.01 is as of the date hereof, and we undertake no duty to update this information unless required by law.

The information referenced under Item 7.01 of this Current Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report. This Current Report shall not be deemed an admission as to the materiality of any information in the Current Report that is required to be disclosed solely by Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nabors Industries Ltd.

Date: June 23, 2023	By:	/s/Mark D. Andrews
Name: Mark D. Andrews
Title: Corporate Secretary